UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2006

Unigene Laboratories, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Little Falls Road, Fairfield, New Jersey	07004
(Address of Principal Executive Offices)	(Zip Code)

(973) 882-0860

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 31, 2006, Unigene Laboratories, Inc. (the “Company”) repaid $2,000,000 to Jay Levy, the Company’s Treasurer and Director, in respect of several promissory notes (the “Notes”) with dates between July 12, 2000 and January 16, 2001 made by the Company and payable to Jay Levy. This represents the payment of all principal outstanding on the Notes dated between July 12, 2000 and January 9, 2001 and the payment of $275,000 toward the $300,000 in principal outstanding on the Note dated January 16, 2001. The Company remains obligated to pay Jay Levy an additional $25,000 in principal on the Note dated January 16, 2001 and, as of December 31, 2005, $1,818,907 in accrued and unpaid interest under all of the Notes. The unpaid interest will continue to accrue interest at a floating interest rate equal to the Merrill Lynch Margin Loan Rate plus 5.25%. A form of these Notes is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Document Description
10.1	Form of promissory note between the Registrant and Jay Levy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

/s/ Warren P Levy
By:	Warren P. Levy
Title:	President

Dated: April 6, 2006